                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ROBERTS REALTY INVESTORS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         ROBERTS REALTY INVESTORS, INC.
                          8010 ROSWELL ROAD, SUITE 120
                            ATLANTA, GEORGIA  30350




                                 July 30, 1996





Dear Shareholders:

The Directors and Officers of Roberts Realty Investors, Inc. cordially invite you attend its second Annual Meeting of Shareholders. We hope you will join us for the meeting at 10:00 a.m. on Tuesday, September 3, 1996, at the Preston Oaks Clubhouse, 100 Preston Woods Trail, Dunwoody, Georgia 30338. The Notice of Meeting and Proxy Statement attached to this letter contain information regarding the election of Directors of the Company. The Company is now a public company that files reports with the Securities and Exchange Commission, and a copy of the Company's Form 10-SB registration statement, which serves as our 1995 annual report to shareholders, is enclosed.

Although we would very much like each shareholder to attend the Annual Meeting, we realize this is not possible. Whether or not you plan to be present, we need your vote. We urge you to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give it.

Sincerely,



/s/ Charles S. Roberts
- ------------------------------------
Charles S. Roberts,
Chairman and Chief Executive Officer

                         ROBERTS REALTY INVESTORS, INC.
                          8010 ROSWELL ROAD, SUITE 120
                            ATLANTA, GEORGIA  30350


                                 July 30, 1996


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 3, 1996

     The Annual Meeting of Shareholders of Roberts Realty Investors, Inc. (the "Company") will be held on Tuesday, September 3, 1996, at 10:00 a.m., at the Preston Oaks Clubhouse, 100 Preston Woods Trail, Dunwoody, Georgia 30338, for the following purposes:

      (1) The election of two Directors of the Company to serve three-year terms.

      (2) To transact such other business as may properly come before the meeting or any adjournment of it.

     The Directors have set the close of business on July 24, 1996 as the record date for determination of the shareholders of the Company who are entitled to notice of and to vote at the meeting.

     Shareholders who do not expect to attend the meeting in person are requested to date, vote and sign the enclosed proxy card, indicating any voting instructions, and to return it in the accompanying postage-paid envelope.


                                        By order of the Board of Directors

                                        /s/ Charles R. Elliott
                                        ----------------------------------
                                        Charles R. Elliott
                                        Secretary

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                       OF ROBERTS REALTY INVESTORS, INC.
                        TO BE HELD ON SEPTEMBER 3, 1996


- -    THIS DOCUMENT WILL GIVE YOU THE INFORMATION YOU NEED TO VOTE FOR THE TWO
     DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING. IF YOU HAVE ANY QUESTIONS CONCERNING THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, PLEASE CONTACT CHARLES ELLIOTT, THE COMPANY'S CHIEF FINANCIAL OFFICER, AT (770) 394-6000.

- -    WHO IS ASKING FOR MY VOTE?

     The enclosed proxy is solicited by the Directors of the Company for use at the Annual Meeting to be held on September 3, 1996. If the meeting is adjourned, the proxy may also be used at any later meetings, for the purposes stated in the Notice of Meeting.

- -    HOW DO YOUR COMPANY'S DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE?

     The Directors recommend that you vote FOR THE ELECTION OF BOTH NOMINEES.

- -    WHO IS ELIGIBLE TO VOTE?

     Shareholders of record at the close of business on July 24, 1996 are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Meeting, the Proxy, and this Proxy Statement are being mailed to shareholders on or about July 30, 1996.

- -    WHAT ARE THE RULES FOR VOTING?

     As of the record date, the Company had 4,186,329 shares of Common Stock
outstanding and entitled to vote at the Annual Meeting.   Each share of the
Company's Common Stock entitles the holder to one vote with respect to all matters to come before the meeting, and all of such shares vote as a single class. Shares represented by duly executed proxies will be voted in accordance with shareholders' instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Directors' recommendation. The Company's management knows of no other matters to be presented or considered at the meeting, but if any other business is brought before the meeting, your shares will be voted at the Directors' discretion. Also, the proxies named will have the authority to vote for any person for election as a director in lieu of either person nominated if the nominee is unable to serve. It is not contemplated that any nominee will be unable to serve.

     The presence in person or by proxy of shareholders owning more than one-half of the shares outstanding and entitled to vote constitutes a quorum. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" and all votes to "withhold authority" will be counted, and shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting. Assuming that a quorum is present, abstentions and broker non-votes will have no effect on the voting.

     Assuming that a quorum is present, the vote required for election of directors is a plurality of the votes cast by the shares entitled to vote in the election. For any other matter coming before the meeting, the matter will be deemed to be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shareholders do not have cumulative voting rights.

     A proxy may be revoked, at any time before it is voted, at the option of the person signing it by giving written notice to the Secretary of the Company (Mr. Elliott), by delivering a later dated proxy, or by voting in person at the Annual Meeting.

- -    HOW WILL THE COMPANY SOLICIT PROXIES, AND WHO WILL PAY FOR THE COST OF
     THE SOLICITATION?

     The Company will solicit proxies principally by mailing these materials to the shareholders, but the Directors, officers of the Company, and employees of Roberts Properties, Inc. may, on the Company's behalf, solicit proxies by telephone or in person. Roberts Properties Residential, L.P. will pay all of the costs of the solicitation, principally the costs of preparing, photocopying and mailing these materials.

- -    HOW CAN A SHAREHOLDER PROPOSE BUSINESS TO BE BROUGHT BEFORE THE ANNUAL
     MEETING OR NOMINATE A PERSON FOR ELECTION TO THE BOARD?

     The Company's Bylaws provide procedures for shareholders to bring business before the Annual Meeting and to nominate directors for election at such meeting. Such procedures include the shareholder providing advance notice to the Company of such business or nomination. A shareholder must also follow certain procedures that are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Among other requirements of the Rule is a requirement that a proposal for consideration at the next Annual Meeting must be received at the Company's principal office not later than April 1, 1997. Unless the procedures set forth in the Bylaws and the referenced Rule are followed, no business may be brought before the Annual Meeting, and no person shall be eligible for election as a Director of the Company.


                             ELECTION OF DIRECTORS

                                   Proposal 1

- -    WHO ARE THE TWO NOMINEES FOR ELECTION AS A DIRECTOR?

     Information about the two nominees for election as Directors of your Company, Mr. Dennis H. James and Mr. Wm. Jarell Jones, is provided below. Each of them is currently a Director of your Company and has been recommended by the Directors for reelection to the Board.

- -    WHY ARE ONLY TWO OF THE SIX DIRECTORS BEING ELECTED AT THE ANNUAL
     MEETING?

     The Company's Articles of Incorporation require the Board of Directors to be divided into three classes as nearly equal in number as possible. The terms of office of Mr. James and Mr. Jones expire at this year's Annual Meeting, and they are standing for reelection for a full three year term through the Annual Meeting in 1999. The terms of office of Mr. Charles S. Roberts and Mr. James
M. Goodrich expire at the Annual Meeting in 1997, and the terms of office of Mr. Ben A. Spalding and Mr. George

W. Wray, Jr. expire at the Annual Meeting in 1998. All of the Directors of the Company were elected in 1994 other than Mr. Wray, who was elected in February 1995, and Mr. James, who was elected in June 1995.

- -    NOMINEES FOR DIRECTOR:

     Dennis H. James, age 49, a Director of the Company, is President and Director of Shoptaw-James, Inc., one of the largest privately owned commercial mortgage banking firms in the Southeast. Mr. James has over 25 years' experience in the mortgage banking industry and has been involved in the production of income property straight debt loans, participating mortgages, debt/equity joint ventures and sales. As President of Shoptaw-James, Inc., he is responsible for the overall production of the company and its investor relationships, while sharing in its extended planning and management. He is a director of Main America Capital, which specializes in financing small income property mortgages; he is a trustee on the Alexander Tharpe Board, the fund-raising organization of the Georgia Tech Athletic Association that funds all scholarships for student athletes at Georgia Tech; and he serves on the Allstate Life Insurance Company Correspondent Advisory Council. Mr. James has a bachelor's degree in Industrial Management from Georgia Tech, and his professional education includes attendance at numerous real estate institutes.

     Wm. Jarell Jones, age 48, a Director of the Company, is an attorney and has practiced law with the firm of Wm. Jarell Jones, P.C., in Statesboro, Georgia since November 1993. Mr. Jones is also a Certified Public Accountant, and in 1976 he formed the public accounting firm of Jones & Kolb in Atlanta, Georgia and served as Senior Tax Partner and Co-Managing Partner until December 1988. In January 1989, Mr. Jones became a general partner of Simpson Seacoast, which along with its affiliates managed and developed real estate and operated a real estate brokerage and an NASD-member securities firm. In 1990 Mr. Jones moved to Statesboro and practiced law with the firm of Edenfield, Stone & Cox until November 1992 and then with the firm of Jones & Rutledge from November 1992 until November 1993. Mr. Jones is Vice Chairman and a director of the Downtown Statesboro Development Authority.

     The Directors serve for their respective terms and until their successors are elected and qualified. Each of the nominees has agreed to serve as a Director if elected.

- -    DIRECTORS CONTINUING IN OFFICE:

     Charles S. Roberts, age 50, is Chairman of the Board, Chief Executive Officer, President, and a Director of the Company. Mr. Roberts also owns substantially all of the outstanding interests in Roberts Properties Management, L.L.C. ("Roberts Management"), and owns directly or indirectly, all of the outstanding stock of Roberts Properties, Inc. ("Roberts Properties"), Roberts Properties Group, Inc. ("Roberts Group"), and Roberts Properties Construction, Inc. ("Roberts Construction"), which with Roberts Management are sometimes hereinafter collectively referred to as the "Roberts Companies." He is the President and sole Director of each of the Roberts Companies other than Roberts Management.

     In October 1970 Mr. Roberts established Roberts Properties, Inc. to develop, construct and manage real estate. Beginning in 1988, Mr. Roberts and his affiliates began to focus on developing upscale multifamily residential communities and have won numerous local, regional and national awards for the development of these communities. Mr. Roberts is a frequent national speaker on the topic of developing upscale multifamily housing and has been recognized as a leader in this industry. In April 1995, Roberts Properties Management, Inc. was recognized as the Property Management Company of the Year by the National Association of Home Builders' National Council of the Multifamily Industry. Through July 30, 1996, entities affiliated with Mr. Roberts sponsored 54 different programs, raising approximately $89,000,000 in equity and having an aggregate total capitalization of approximately $230,000,000. These programs consisted of multifamily residential communities with 2,918 units; approximately 277,307 square feet of other income producing real estate, principally shopping centers and office buildings; and nine parcels of undeveloped land.

     James M. Goodrich, age 56, a Director of the Company, is a consulting engineer and private investor. In 1975 Dr. Goodrich founded Energy Management Associates, which provides operations and financial planning software and related consulting services to the electric and gas utility industries. Dr. Goodrich was Executive Vice President of Energy Management Associates from 1975 until October 1993 and was a member of its board of directors until 1992, when it was sold to Electronic Data Systems Corporation. Prior to his experience with Energy Management Associates, Dr. Goodrich served in the United States Navy for five years as an officer on the staff of Admiral Hyman Rickover; this position involved technical support of the design and development of nuclear power plants for the Navy. Dr. Goodrich holds a Ph.D. in Nuclear Engineering, a master's degree in Engineering-Economic Systems, and a bachelor of arts degree, all from Stanford University. He also holds a master's degree in Engineering Science from George Washington University. Dr. Goodrich has appeared as an expert witness before numerous state public utility commissions, the Federal Energy Regulatory Commission, federal courts and arbitration panels.

     Ben A. Spalding, age 61, a Director of the Company, is the sole shareholder of Spalding & Company, an NASD member broker-dealer that has, since its founding by Mr. Spalding in 1980, served as the exclusive broker-dealer for limited partnerships sponsored by Mr. Roberts. Mr. Spalding served as President of Spalding & Company from 1980 until 1994; he is presently a registered associate of Spalding & Company. For the 20 year period through 1983, Mr. Spalding served in several positions with Johnson & Johnson in the health care field, most recently as Healthcare Division Sales Manager for several states in the Southeast. Mr. Spalding has a bachelor's degree in Business Administration from Bellarmine College. He has served in numerous positions with civic and charitable organizations, including serving as a National Trustee of the Cystic Fibrosis Foundation and a member of the Board of Trustees of the Metro-Atlanta Crime Commission. He received the Cystic Fibrosis Dick Goldschmidt Award in 1986 for his efforts on behalf of the Cystic Fibrosis Foundation.

     George W. Wray, Jr., age 59, a Director of the Company, is a private investor and Senior Partner of the Wray Partnership, a family investment group. He was employed with International Silver Company from the early 1960s to July 1993, most recently as a Vice President engaged in sales management for the eastern United States. Since the July 1993 acquisition of International Silver Company by World Crisa Corporation, a division of Vitro S.A., Mr. Wray has been an independent sales agent for the successor organization. Mr. Wray has also served as a Vice President of Spalding & Company, an NASD registered broker-dealer, since 1991 and has been a registered associate of Spalding & Company since 1983. Mr. Wray holds a bachelor's degree in Industrial Relations from the University of North Carolina at Chapel Hill. Mr. Wray also serves as an elder of the Peachtree Presbyterian Church in Atlanta.

- - DO THE DIRECTORS AND EXECUTIVE OFFICERS HAVE A FINANCIAL INTEREST IN YOUR COMPANY?

     The following table sets forth the beneficial ownership of units of partnership interest ("Units") in Roberts Properties Residential, L.P. (the "Operating Partnership") and shares of the Company's Common Stock ("Shares"), as of July 24, 1996, for (i) each person who holds more than a 5% interest in the Operating Partnership or the Company, (ii) Directors of the Company, (iii) the executive officers of the Company, and (iv) the Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. (Addresses are provided only for 5% owners.)


                                                                                       Percent
                             Number of Units  Percent   Number of Shares   Percent      of All
        Name of               Beneficially     of All     Beneficially       of         Shares
   Beneficial Owner               Owned       Units(1)       Owned        Shares(2)   & Units(3)
- -----------------------      ---------------  --------  ----------------  ---------   ----------
Charles S. Roberts(4)            164,223        2.4%        443,466         10.6%        8.7%
8010 Roswell Road
Suite 120
Atlanta, Georgia  30350

George W. Wray, Jr.(5)           176,666        2.5%        151,852          3.6%        4.7%

James M. Goodrich(6)             162,049        2.3%         81,419          1.9%        3.5%

Ben A. Spalding(7)                14,655         *            2,957           *           *

Dennis H. James                     -            *           12,096           *           *

Wm. Jarell Jones                    -            -            2,917           *           *

Charles R. Elliott                  -            -            5,017           *           *

All Directors and
Executive Officers as
a Group: (7 persons)(8)          517,593        7.4%        699,724         16.7%       17.5%

- -------------------------------
*Less than 1%.

(1) Represents the number of Units held by the person as a percentage of the total number of Units outstanding (6,959,759 Units) assuming none of the Units is redeemed for Shares. Units are not presently redeemable, and the timing of when the Units will become redeemable is uncertain. Redemption of Units is subject to certain conditions. Among other restrictions, Units cannot be redeemed if the redemption would cause the holder to violate the limitations on ownership contained in the Company's Articles of Incorporation.

(2) Represents the number of Shares held by the person as a percentage of the total number of Shares outstanding (4,186,329 Shares) assuming none of the Units is redeemed for Shares.

(3) Assumes that all Units held by the person are redeemed for Shares. The total number of Shares outstanding used in calculating this percentage (6,959,759 Shares) assumes that all of the Units held by other persons (other than the 4,186,329 Units held by the Company, which are not redeemable) are redeemed for Shares.

(4) Includes: 164,223 Units and 440,841 Shares owned directly by Mr. Roberts and 2,625 Shares owned by Roberts Properties, Inc., all of the outstanding shares of which are owned by Mr. Roberts.

(5) Includes: 20,781 Units owned directly by Mr. Wray; 152,968 Units and 151,852 Shares owned by a partnership, over which Units and Shares Mr. Wray has voting and investment power as the managing partner of such partnership; and 2,917 Units owned jointly with his daughter, over which Units he shares voting and investment power. Does not include 8,497 Units and 15,678 Shares owned by his wife and 5,058 Shares owned by a trust of which his wife is a co-trustee, with respect to which Units and Shares Mr. Wray disclaims beneficial ownership.

(6) Includes: 8,950 Units and 14,787 Shares owned directly by Mr. Goodrich; 48,621 Units and 66,632 Shares owned jointly by Mr. Goodrich and Mrs. Penelope Goodrich, his wife; and 104,478 Units owned by Goodrich Enterprises, Inc., all of the outstanding shares of which are owned by Mr. and Mrs. Goodrich and by certain trusts of which Mrs. Goodrich is trustee. Does not include 6,835 Units and 21,379 Shares owned by a trust for the benefit of one son of Mr. and Mrs. Goodrich and of which Mrs. Goodrich is trustee and 6,835 Units and 23,379 Shares owned by a trust for the benefit of another son of Mr. and Mrs. Goodrich and of which Mrs. Goodrich is trustee, with respect to which Units and Shares Mr. Goodrich disclaims beneficial ownership.

(7) Excludes 2,917 Units owned by Mr. Spalding's wife, and 24,401 Units and 7,564 Shares owned by partnerships of which Mr. Spalding's wife is the managing partner; Mr. Spalding disclaims beneficial ownership of all such Units and Shares.

(8) Includes 51,538 Units and 66,632 Shares as to which directors share voting and investment power with another family member; does not include an aggregate of 49,485 Units and 73,058 Shares beneficially owned by three directors' wives, as to which Units and Shares such directors disclaim beneficial ownership.

- -    HOW OFTEN DO THE DIRECTORS MEET, AND WHAT COMMITTEES DO THEY HAVE?

     The Directors meet each month to review the operations of the Company and to discuss its business plans and strategies for the future. The Board met a total of 13 times in 1995, and each Director attended more than 75% of the meetings. In addition, the Company has the following committees:

     Audit Committee. The Board has established an audit committee composed of Mr. James Goodrich, Mr. Jarell Jones, and Mr. George Wray. The Audit Committee makes recommendations concerning the engagement of the independent auditors, reviews with the auditors the plans and results of the audit engagement, approves professional services provided by the auditors, reviews the independence of the auditors, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met one time in 1995.

     Executive Committee. The Board has established an Executive Committee composed of Mr. Roberts, Mr. Goodrich, and Mr. Jones. The Executive Committee will have such authority as is delegated to it by the Board of Directors. The Executive Committee has not met since the Company's inception.

     Compensation Committee. The Board has established a Compensation Committee, composed of Mr. Goodrich, Mr. Jones, and Mr. Wray, to determine compensation for the Company's executive officers and to administer any stock option or incentive compensation plan established by the Company. The Compensation Committee did not meet in 1995.

     The Company has no nominating committee, and nominations are made by the Board as a whole. Any shareholder interested in nominating a Director should review the material described under the applicable heading above.

 -   WHAT ARE THE DIRECTORS PAID FOR THEIR SERVICES?

     The Company pays its Directors who are not officers of the Company fees for their services as Directors. These Directors (presently Messrs. Spalding, Goodrich, James, Jones and Wray) receive a fee of $750 for attendance (in person or by telephone) at each meeting of the Board of Directors. Officers of the Company who are Directors (presently Mr. Roberts) are not paid any Director fees. In addition, the Company reimburses its Directors for reasonable travel expenses and out-of-pocket expenses incurred in connection with their activities on behalf of the Company.

 -   WHO ARE THE COMPANY'S OFFICERS, AND WHAT DOES THE COMPANY PAY THEM?

     The executive officers of the Company are Mr. Charles S. Roberts and Mr. Charles R. Elliott, the Company's Secretary and Treasurer since its inception and its Chief Financial Officer since April 1995. Mr. Elliott served as a Director of the Company from October 1994 to February 1995. Mr. Elliott is 43 years old. He worked for Hunneman Real Estate Corporation in Boston, Massachusetts from 1979 to 1993, most recently as a Senior Vice-President of Accounting and Finance. Mr. Elliott joined Roberts Properties in August 1993 as Chief Financial Officer and continues in that role. He holds an undergraduate degree in Accounting and a master's degree in Finance.

   The following table sets forth certain information regarding compensation.

                         Annual Compensation
                         -------------------

Name and Principal Position         Year     Salary ($)
- ---------------------------         ----     ----------
Charles S. Roberts                  1994     $18,750(1)
  Chairman of the Board, Chief
  Executive Officer, President and
  Director                          1995     $75,000

Charles R. Elliott                  1994         -
  Secretary, Treasurer and
  Chief Financial Officer           1995     $45,000(2)

(1) The Company paid no salaries from its inception on July 22, 1994 through September 30, 1994, and the amount shown was paid in the period October 1, 1994 through December 1, 1994.

(2) Mr. Elliott's employment as Chief Financial Officer commenced on April 1, 1995, and the amount shown is for the period April 1, 1995 through December 31, 1995. He received no other compensation from the Company in 1995.

     The Company is not a party to any employment agreements.

- -    WHO ARE THE COMPANY'S AUDITORS?

     The Company has selected Deloitte & Touche LLP, independent auditors, as the Company's principal accounting firm. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so. Approval of the Company's accounting firm is not a matter required to be submitted to the shareholders.

- - WHAT MATERIAL RELATIONSHIPS AND TRANSACTIONS HAVE THE DIRECTORS AND EXECUTIVE OFFICERS HAD WITH THE COMPANY AND ITS AFFILIATES?

GENERAL

     The transactions and relationships summarized below are of not only the Company and the Operating Partnership but also of the following limited partnerships sponsored by Mr. Charles S. Roberts that have been merged into the Company and the Operating Partnership since October 1, 1994: Roberts
Properties River Oaks, L.P. ("River Oaks, L.P."); Roberts Properties Rosewood Plantation, L.P. ("Rosewood Plantation, L.P."); Roberts Properties Preston Oaks, L.P. ("Preston Oaks, L.P."); Roberts Properties Highland Park, L.P. ("Highland Park, L.P."); Roberts Properties Holcomb Bridge, L.P. ("Holcomb Bridge, L.P."); Roberts Properties Plantation Trace, L.P. ("Plantation Trace, L.P."); Roberts Properties-St. Simons, Ltd. ("St. Simons, Ltd."); Roberts Properties Bentley Place, L.P. ("Bentley Place, L.P."); and The Crestmark Club, L.P. ("Crestmark, L.P.") (the foregoing partnerships are sometimes collectively referred to hereinafter as the "Community Partnerships" and individually as a "Community Partnership"). Note 7 to the consolidated and combined financial statements of the Company included in the Company's registration statement on Form 10-SB mailed along with this proxy statement provides further detail regarding certain of the transactions described herein. Mr. Roberts, the Chairman of the Board, Chief Executive Officer and President of the Company, founded the Company in July 1994. Mr. Roberts owns, directly or indirectly, substantially all of the outstanding equity interests of the Roberts Companies.

GUARANTEES BY MR. CHARLES S. ROBERTS

     Since January 1, 1992, Mr. Roberts has personally guaranteed mortgage loans secured by certain of the Company's multifamily residential communities (the "Communities," which are sometimes referred to herein by name). The aggregate outstanding principal face amount of new loan guarantees by Mr. Roberts was approximately $11,901,000 during 1992, $9,792,000 during 1993, $4,065,000 during 1994, $14,156,000 during 1995, and $171,000 in 1996. In the ordinary course of acquiring, developing, constructing and refinancing Communities, the loans personally guaranteed pursuant to these guarantees and other guarantees previously extended remain subject to further modification, extension, exculpation and repayment, with the result that the liability of Mr. Roberts under certain of these guarantees has been and may be modified, extended, reduced or eliminated. As a result of a Community's meeting certain construction and leasing milestones, Mr. Roberts was released from a personal guarantee of $9,008,000 in 1994. The aggregate principal face amount of loans secured by the Communities and guaranteed by Mr. Roberts that were refinanced with nonrecourse loans (thereby eliminating the guarantees of such loans) was approximately $0 during 1992, $550,000 during 1993, $15,512,000 during 1994,
$8,509,000 during 1995, and $8,049,000 in 1996.  In May 1994 the Rosewood
Plantation loan was refinanced, and Mr. Roberts was released from his personal guarantee of the construction loan. To obtain the lender's consent to the October 1994 consolidation, however, Mr. Roberts was required to personally guarantee such loan again in the approximate amount of $6,626,000 until the Preston Oaks and Highland Park Communities were completed and attained certain occupancy and lease-up levels. (Mr. Roberts was released from such guaranty in March 1996 after these requirements were met.) There are currently no mortgage loans secured by any of the Communities that are personally guaranteed by Mr. Roberts.

PAYMENTS TO THE ROBERTS COMPANIES FOR SERVICES

     Overview. The Company, the Operating Partnership, and the Community Partnerships have paid substantial fees to the Roberts Companies for various types of services, and the Operating Partnership will continue to do so in the future. These various arrangements are summarized below.

     Construction Contracts. Since January 1, 1992, the Community Partnerships and the Operating Partnership have paid and will be obligated to pay Roberts Construction the following amounts:

                                        Remaining Contractual
Total Contract Amount  Amount Incurred       Commitment
- ---------------------  ---------------  ---------------------
     $50,139,000        $44,547,000          $5,592,000

In addition, certain of the Community Partnerships have paid or the Operating Partnership will pay Roberts Construction for purchases made on their behalf and for additional features added or built on their Communities that are not part of the original construction contracts. These amounts aggregated $5,000 during 1992, $1,148,000 during 1993, $283,000 during 1994, and $653,000 during
1995. (Roberts Construction typically estimates that it will earn a profit of 5% of the construction contract amount on contracts with affiliates of Mr. Roberts. As a result of the pressures on the metropolitan Atlanta construction market resulting largely from preparations for the 1996 Olympic Games, however, prices for labor and materials have become more difficult to estimate. Roberts Construction suffered a loss of $460,000 on the construction of Preston Oaks and is anticipated to suffer a loss of approximately $40,000 on the construction of Highland Park.) The Operating Partnership will enter into the following fixed price construction contracts with Roberts Construction:

                                       Fixed     Estimated Profit to   Percentage of
Construction Project                   Price     Roberts Construction  Contract Price
- --------------------                 ----------  --------------------  --------------
Howell Ferry Community               $8,828,000        $250,000            2.8%
Second Phase of Plantation Trace
Community                            $3,157,000        $157,850              5%
Second Phase of Crestmark Community  $3,795,015        $189,750              5%

     Development, Organization and Finance Fees. The Community Partnerships have paid the Roberts Companies for various services. These fees include organization, loan acquisition and financial advisory fees; market study and business plan fees; design and development fees; construction administration fees; partnership administration fees; property management systems fees; and finish selection and interior design fees. These fees totaled $832,000 in 1992, $1,250,000 in 1993, $1,681,000 in 1994, and $730,000 in 1995. Each of
these fees was identified and quantified in the prospectus pursuant to which each of the Community Partnerships raised equity, and each of such fees was paid in accordance with the respective prospectus. The Operating Partnership will pay Roberts Properties: (a) $735,000 in fees for design, development, finish selection, interior design, and construction administration services in connection with the development and construction of Howell Ferry; (b) $255,000 in design and development services in connection with the development and construction of the second phase of Plantation Trace; and (c) $430,000 in fees for design and development services in connection with the development and construction of the second phase of Crestmark. The Community Partnerships have also paid the Roberts Companies for services in connection with the refinancing of loans by the Partnerships. These fees totaled $0 in 1992, $46,000 in 1993, $60,000 in 1994, and $0 for 1995. The Operating Partnership paid a $15,000 loan transfer fee to Roberts Properties upon the closing of the Crestmark, L.P. merger.

     Property Management Fees. Roberts Management has provided management services to the Community Partnerships and to the Operating Partnership. Prior to the October 1994 consolidation, Roberts Management typically charged a fee of 6% of gross income (5% for Plantation Trace, L.P. and Bentley Place, L.P.), plus annual incentive management fees equal to 15% of the amount by which net operating income exceeded forecasted amounts (provided that Plantation Trace, L.P., Highland Park, L.P., and Crestmark, L.P. were not required to pay an incentive management fee). Upon the October

1994 consolidation and upon each of the other mergers with the Community Partnerships, the management contracts were amended (a) to provide for a fee of 5% of gross income, (b) to eliminate the incentive management fees (if applicable), and (c) to provide for a five-year term from the date of the applicable merger. Total management fees paid to Roberts Management by the Community Partnerships and the Operating Partnership were $197,000 during 1992, $369,000 during 1993, $518,000 during 1994, $623,000 during 1995, and $201,000 for the first three months of 1996. Roberts Management will continue to perform management services for 5% of the gross income from property operations. Shortly after the merger of Crestmark, L.P. into the Operating Partnership in June 1996, the Operating Partnership paid $28,077 to an affiliate of Mr. Roberts in reimbursement of costs previously incurred by Crestmark, L.P.

     Consulting Fees. Various Roberts Companies entered into contracts with the Community Partnerships to provide consulting services in the event of a sale of the applicable Community, as follows: Roberts Properties - River Oaks, Highland Park, Holcomb Bridge, Windsong and Crestmark; Roberts Group - Rosewood Plantation, Preston Oaks, and Bentley Place; and Roberts Management - Plantation Trace and the Shoppes of Plantation. The fee for such services was specified as 5% of the gross sales proceeds of the property sold (except 6% in the case of Plantation Trace and the Shoppes of Plantation and 3% in the case of Bentley Place and Windsong). In the October 1994 consolidation and upon each of the other mergers with the Community Partnerships, the Operating Partnership assumed such contracts, which in each instance were amended to provide that a payment would be triggered upon a "change in control" of the Company or the Operating Partnership, which is defined as (i) any transaction, whether by merger, consolidation, asset sale or otherwise which results in the acquisition of beneficial ownership by any person or group of 50% or more of the outstanding Shares or of the outstanding Units in the Operating Partnership, (ii) sale of all or substantially all of the assets of the Company or the Operating Partnership, or (iii) the liquidation of the Company or the Operating Partnership. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred in the event of the sale of the Operating Partnership's assets to the Company or the merger of the Operating Partnership into the Company if no change in control of the Company occurs as a result. These consulting fee arrangements will not apply to any multifamily communities acquired by the Operating Partnership or the Company from a seller who is not affiliated with Mr. Roberts, and upon the payment of a fee in the event of a change in control, the agreements will be terminated.

     Any right to be paid such a consulting fee upon the October 1994 consolidation or upon any of the subsequent mergers was waived, and to date, neither the Community Partnerships nor the Operating Partnership has paid such a consulting fee to any of the Roberts Companies, although the Roberts Companies will continue to be entitled to receive such a fee upon the sale of any of the referenced Communities in the future.

     Acquisition and Other Consulting Fees. In 1995 the Operating Partnership paid fees and reimbursed costs to Roberts Properties in connection with: (i) construction and leasing administration services at The Shoppes of River Oaks ($50,000); (ii) the sale of The Shoppes of Crestmark ($28,000); (iii) the acquisition of Laurelwood ($125,000); and (iv) the merger of St. Simons, Ltd. into the Operating Partnership ($50,000). The total of these fees and costs paid in 1995 was $253,000. Crestmark, L.P. paid Roberts Properties a fee of $23,000 for its services in assisting in the sale of a parcel of undeveloped land in 1995. The Operating Partnership paid no such fees and reimbursed no such costs in 1994. In 1996 the Operating Partnership has reimbursed Roberts Properties for payroll and other expenses of Roberts Properties in connection with two consent solicitations as follows: $50,000 paid upon the closing of the Bentley Place, L.P. merger in March 1996, and $50,000 paid upon the closing of the Crestmark, L.P. merger in June 1996.

ACQUISITIONS OF SHARES AND UNITS BY MR. CHARLES S. ROBERTS

     The following table describes how Mr. Roberts acquired the total of 443,466 Shares and 164,223 Units he presently owns:

                         Type of Transaction                           Number of Shares  Number of Units
                         -------------------                           ----------------  ---------------
Initial Capitalization of Company and Operating Partnership as of
July 1994, for $3.04 per Share/Unit in cash..........................       163,061           1,645
Shares/Units in the October 1994 consolidation in lieu of
out-of-state residents, for $8.50 per  Share/Unit in cash............        27,616          26,825
Shares in the October 1994 consolidation in consideration
for his limited partner interests in Highland Park, L.P. acquired
in a private nonissuer transaction (valued at $8.50 per Share).......         3,988               -
Units in the October 1994 consolidation in consideration for his general partner interests in River Oaks, L.P. and Rosewood
Plantation, L.P. (valued at $8.50 per Unit)..........................             -          50,607
Shares in March 1995 in consideration for his general partner
interest in Holcomb Bridge, L.P. (valued at $8.50 per Share).........        71,310               -
Shares in March 1995 in consideration for his limited partner
interests in Holcomb Bridge, L.P. (valued at $8.50 per Share)........         1,206               -
Units in the May 1995 merger in lieu of out-of-state residents,
for $9.00 per Unit in cash...........................................             -          48,296
Units in the May 1995 merger for his general partner interest in
Plantation Trace, L.P. (valued at $9.00 per Unit)....................             -          43,548
Units in the May 1995 merger in exchange for his limited partner interest in Plantation Trace, L.P. acquired in a private nonissuer
transaction (valued at $9.00 per Unit)...............................             -           2,917
Shares received in exchange for Units in June 1995...................        78,038         (78,038)
Shares acquired by Roberts Properties in the June 1995 offering of
Shares for $8.28 per Share in cash...................................         2,625               -
Units in the September 1995 merger in lieu of out-of-state
residents, for $9.25 per Unit in cash................................             -          29,086
Units in the September 1995 merger for his general partner
interest in the general partner of St. Simons, Ltd. (valued
at $9.25 per Unit)...................................................             -          23,914
Shares received in exchange for Units in December 1995...............        29,086         (29,086)
Shares in the March 1996 merger in lieu of out-of-state residents,
for $9.50 per Share in cash..........................................        23,659               -
Shares in the March 1996 merger for his general partner interest
in Bentley Place, L.P................................................        17,465               -
Shares in a private nonissuer transaction in June 1996...............           125               -
Units in the June 1996 merger in lieu of out-of-state residents,
for $9.25 per Unit in cash...........................................             -          15,667
Units in the June 1996 merger in exchange for his limited partner interest in Crestmark, L.P. acquired in a private nonissuer
transaction (valued at $9.75 per Unit)...............................             -           2,405
Units in the June 1996 merger for his general partner interest
in Crestmark, L.P....................................................             -          44,509
Units in three private nonissuer transactions in June 1996...........             -           7,215
Shares received in exchange for Units in June 1996...................        25,287         (25,287)
                                                                       ------------  --------------
  TOTAL                                                                     443,466         164,223
                                                                       ============  ==============

Mr. Roberts acquired his general partner interests in the Community Partnerships for a nominal amount in each case. The values in the consolidation or merger transactions referenced above were determined by Mr. Roberts based upon his evaluation of the equity in each limited partnership in light of its debt and his opinion regarding the value of its assets. In each instance other than the 1994 consolidation, the Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on each merger. A number of the acquisitions of Shares or Units by Mr. Roberts in connection with mergers of various Community Partnerships into the Operating Partnership involved his payment of cash into escrow pursuant to the terms of the applicable merger agreement to provide the funds needed to allocate cash, rather than Shares or Units, to limited partners in the Community Partnership who were not residents of Georgia when the merger occurred. The cash paid by Mr. Roberts equaled the applicable value per Share or Unit used in the merger (except for the Crestmark, L.P. merger, when a $.50 per Unit discount was applied), and Mr. Roberts was allocated the Shares or Units, as applicable, that would have been distributed to the out-of-state residents had they resided in Georgia. This feature of each merger agreement was necessitated by the reliance by the Company and the Operating Partnership upon the "intrastate" exemption from securities registration provided under
Section 3(a)(11) of the Securities Act of 1933 and Rule 147 promulgated by the Securities and Exchange Commission regarding intrastate offerings. For an offering to be exempt as an intrastate offering, securities may not be sold to persons who do not reside in the state in which the offering is being conducted.

ACQUISITIONS OF SHARES AND UNITS BY OTHER DIRECTORS, OFFICER AND SIGNIFICANT SECURITY HOLDERS

     The following table summarizes the acquisitions of beneficial ownership of Shares and Units from the Company and the Operating Partnership by directors other than Mr. Roberts, by Mr. Charles R. Elliott, the other officer of the Company, and by beneficial owners of more than 5% of the Units or Shares outstanding. Each such person acquired his or her Shares and/or Units in connection with (a) the October 1994 consolidation, (b) the January 1995 acquisition of The Shoppes of Crestmark by the Operating Partnership, (c) the March 1995 Holcomb Bridge, L.P. merger, (d) the May 1995 Plantation Trace, L.P. merger, (e) the Company's offering of Shares for $9.00 per Share in cash that was completed in August 1995, (f) the September 1995 St. Simons, Ltd. merger,
(g) the March 1996 Bentley Place, L.P. merger, (h) the Cash Offering, and/or
(i) the June 1996 Crestmark, L.P. merger. Except for acquisitions of limited partnership interests in private nonissuer transactions as noted below, each director paid the same price for his limited partnership interests as all other holders of limited partner interests in the Community Partnerships, and accordingly each person received Shares and/or Units in the consolidation and the mergers on the same basis as any other holder in such Community Partnership.

                        (a) October     (b) Acquisition of  (c) March 1995     (d) May 1995
                            1994          The Shoppes of    Holcomb Bridge,  Plantation Trace,  (e) 1995 Cash
   Individual(1)       Consolidation       Crestmark(2)       L.P. Merger       L.P. Merger       Offering
- --------------------  ----------------  ------------------  ---------------  -----------------  -------------
                      Shares    Units         Units             Shares             Units           Shares
                      -------  -------  ------------------  ---------------  -----------------  -------------
George W. Wray, Jr.*  33,447   88,833                           33,768            26,251          18,925(3)
James M. Goodrich*    17,796   25,566        104,478            11,457             8,750           12,800
Wm. Jarell Jones*        -        -             -                  -               2,917(4)(6)        -
Charles R. Elliott       -        -             -                  -               2,917(4)(6)        -
Ben A. Spalding*         -        -             -                  -                 -                -
Dennis H. James*(9)      -        -             -                  -                 -                -

                      (f) Sept. 1995  (g) March 1996              (i) June 1996
                       St. Simons,    Bentley Place,  (h) Cash   Crestmark, L.P.
   Individual(1)       Ltd. Merger     L.P. Merger    Offering       Merger
- --------------------  --------------  --------------  ---------  ---------------
                          Units           Shares       Shares         Units
                      --------------  --------------  ---------  ---------------
George W. Wray, Jr.*    44,750(4)           2,957(4)  60,300(3)      16,835
James M. Goodrich*        8,950         17,744(5)         -         26,432(8)
Wm. Jarell Jones*           -               -             -             -
Charles R. Elliott          -               -          2,100(3)         -
Ben A. Spalding*        12,231(7)           2,957(4)      -             -
Dennis H. James*(9)         -               2,957(4)      -             -

* Denotes individuals who are directors.

(1) For a description of the beneficial ownership of each person listed, see "Do the Directors and executive officers have a financial interest in your Company?" above.

(2) On January 31, 1995, the Operating Partnership acquired The Shoppes of Crestmark, a 7,078 square foot retail center with service and retail tenants on Thornton Road in Douglas County, Georgia. The seller was Goodrich Enterprises, Inc., all of the stock of which was owned by Mr. James M. Goodrich, a director of the Company; the stock of Goodrich Enterprises, Inc. is currently owned by Mr. Goodrich; Penelope Goodrich, his wife; and certain trusts of which Mrs. Goodrich is trustee. The sales price was $888,063, paid in the form of 104,478 Units in the Operating Partnership (valued at $8.50 per Unit by negotiation between the Company and Mr. Goodrich). Goodrich Enterprises, Inc. acquired the land on May 28, 1993 and completed construction of the retail center in February 1994 with a total cost of approximately $777,000. The retail center was subsequently sold for $940,000 on December 8, 1995.

(3) As a registered associate of Spalding & Company, Mr. Wray purchased Shares net of the $.72 per Share and $.665 per Share broker-dealer commissions as permitted under the terms of the 1995 offering of Shares at $9.00 per Share and the Cash Offering, respectively. Mr. Elliott, as an employee of Roberts Properties, similarly purchased Shares in the Cash Offering net of the $.665 per Share brokerage commission.

(4) Each individual acquired his limited partnership interest(s) in the applicable Community Partnership in a private nonissuer transaction.

(5) Mr. Goodrich acquired two and one half limited partnership interests in Bentley Place, L.P.'s original offering and in December 1995 acquired, jointly with his spouse, an additional one half limited partnership interest in a private nonissuer transaction.

(6) In December 1995 and April 1996, respectively, each of Mr. Jones and Mr. Elliott exchanged his Units for an equal number of Shares.

(7) Mr. Spalding was a limited partner in the general partner of St. Simons, Ltd. In accordance with the agreement and plan of merger for the merger of St. Simons, Ltd. into the Operating Partnership, Mr. Spalding (a) received 5,519 Units for his limited partnership interest in the general partner of St. Simons, Ltd. (for which he paid only a nominal amount) and (b) purchased 6,712 Units in lieu of the purchase of such Units by out-of-state limited partners of St. Simons, Ltd., for which Units he paid cash in the amount of $9.25 per Unit, the value used in the merger.

(8) Mr. and Mrs. Goodrich received 4,810 Units for the two limited partnership interests they jointly held in Crestmark, L.P., for which interests they paid the same amount per interest as all other limited partners in Crestmark, L.P. In addition, Mr. and Mrs. Goodrich acquired an additional 21,622 Units by paying $200,004 in cash ($9.25 per Unit). Such cash was allocated to out-of-state limited partners in the merger, and Mr. and Mrs. Goodrich exchanged the 21,622 Units for an equal number of Shares on June 28, 1996.

(9) In July 1996 Mr. James exchanged 2,917 Units for an equal number of Shares.

LAND SALES

     Roberts Properties, Inc., which is wholly-owned by Mr. Roberts, acquired and then subsequently sold to several of the Community Partnerships the property on which the respective Community has been or is to be developed.
Such transactions are summarized in the table below. In each case the purchase price was determined by Mr. Roberts and disclosed in the prospectus used in connection with the syndication of each Community Partnership. (For information regarding land sales from Roberts Properties to the Operating Partnership, see the table on the following page.)

                Profit of Roberts Properties, Inc. on Land Sales
                         to the Community Partnerships

                                                 Purchase        Date of        Purchase
                                               Price Paid by  Acquisition by  Price Paid by
       Community         Date of Purchase by      Roberts       Community       Community        Land
      Partnership        Roberts Properties     Properties     Partnership     Partnership      Profit
- -------------------------------------------------------------------------------------------------------
River Oaks, L.P.               8/21/91          $1,355,000       8/21/91       $1,753,000     $  398,000
Rosewood Plantation,
  L.P.                         8/18/92          $  708,000       1/05/93       $1,140,000     $  432,000
Preston Oaks, L.P.             4/16/93          $1,617,500       7/21/93       $1,617,500(2)  $        0(1)
Highland Park, L.P.           10/08/93          $1,000,000       5/09/94       $1,538,416     $  538,416
Holcomb Bridge, L.P.(2)        8/16/94          $1,460,000       1/24/95       $1,460,000     $        0(2)
                                                ----------                     ----------     ----------
 Totals                                         $6,140,500                     $7,508,916     $1,368,416
                                                ==========                     ==========     ==========

- --------------------------
(1) Preston Oaks, L.P. paid Roberts Properties an additional amount of $62,100 in reimbursement of carrying costs of the property until closing, the costs of securing a lease on a small adjoining tract subsequently acquired by Preston Oaks, L.P., and rental payments under such lease through the closing date, all as described in such partnership's prospectus. In addition, on June 16, 1994 Preston Oaks, L.P. acquired the small adjoining tract of land that it was leasing for $240,000 from an unrelated third party. The total purchase price for the entire tract of land was $1,919,600.

(2) As described in its prospectus, Holcomb Bridge, L.P. paid Roberts Properties an additional amount of $50,000 in reimbursement of Roberts Properties' carrying costs (principally interest on the loan secured by the property) from its acquisition in August 1994 until its sale to Holcomb Bridge, L.P. in January 1995.

- --------------------------

     The Operating Partnership acquired Bentley Place, L.P. by merger in March 1996. Bentley Place, L.P. purchased property from Roberts Properties on July 31, 1992 for a price of $1,129,050. Roberts Properties did not earn a profit on the sale to Bentley Place, L.P.

     In addition to the foregoing transactions between Roberts Properties and the Community Partnerships, Roberts Properties has sold two parcels directly to the Operating Partnership as summarized below. In each instance, the purchase price was proposed by Mr. Roberts to the Company's Board of Directors, who approved each transaction with Mr. Roberts abstaining from voting as a director.

                Profit of Roberts Properties, Inc. on Land Sales
                          to the Operating Partnership


                         Purchase        Date of        Purchase
                       Price Paid by  Acquisition by  Price Paid by
Date of Purchase by       Roberts       Operating       Operating       Land
Roberts Properties      Properties     Partnership     Partnership     Profit
- --------------------------------------------------------------------------------
     2/16/93(1)          $121,500        7/21/95(1)     $445,485      $306,595(1)
     8/15/94(2)          $275,000       12/14/94        $296,693      $      0(2)
                         --------                       --------      --------
     Totals              $396,500                       $742,178      $306,595
                         ========                       ========      ========

- ---------------------
(1) The Operating Partnership acquired this 12.33 acre parcel for the development of the second phase of Plantation Trace. The land profit reflects a reduction in the amount of the $17,390 spent by Roberts Properties on acquisition costs of the property that were not reimbursed by the Operating Partnership.

(2) The Operating Partnership acquired this .86 acre parcel located in front of River Oaks for the construction of The Shoppes of River Oaks. Included in the purchase price paid by the Operating Partnership was $21,693 in reimbursement of Roberts Properties' carrying and other development costs in connection with such property; therefore, Roberts Properties earned no profit on the sale.

COMPENSATION TO SHOPTAW-JAMES, INC.

     Dennis H. James, a Director of the Company, is President and a Director of Shoptaw-James, Inc., a commercial mortgage banking firm that has originated loans for the Company and its Predecessors. Specifically, Shoptaw-James, Inc. received fees of $7,500 in 1994 for the transfer of the loan secured by River Oaks and the reduction of the transfer fee in that regard; $87,110 for the refinancing of Preston Oaks in 1995; and $46,780 for the refinancing of Highland Park in 1996. Shoptaw-James, Inc. received or is anticipated to receive the following fees in the months noted: $37,500 for the loan secured by Laurelwood (March 1996); $30,750 for the loan secured by Bentley Place (August 1996); $69,375 for the refinancing of River Oaks (October 1996); and $48,150 for the loan to be secured by Holcomb Bridge (January 1997).

COMPENSATION TO SPALDING & COMPANY

     Ben A. Spalding, one of the Company's directors, owns all of the outstanding stock of Spalding & Company, an NASD member broker-dealer that has participated as the distributor or solicitation agent in numerous offerings by affiliates of Mr. Roberts, including the Company, the Operating Partnership, and the Community Partnerships. The Operating Partnership and the Community Partnerships have paid the following compensation to Spalding & Company since January 1, 1994:

   Entity Involved in     Amount of Compensation   Date of Closing of
 Offering/Solicitation    to Spalding & Company   Offering/Solicitation
- ------------------------  ----------------------  ---------------------
Highland Park, L.P.
 (offering of units)            $  408,000                5/9/94
Operating Partnership
 (October 1994
  consolidation)                $  125,000               10/1/94
                                ----------
    Subtotal for 1994           $  533,000
                                ----------
Holcomb Bridge, L.P.
 (offering of units)            $  308,000               1/24/95
Holcomb Bridge, L.P.
 (solicitation for
  March 1995 merger)            $   44,000               3/24/95
Plantation Trace, L.P.
 (solicitation for May
  1995 merger)                  $   40,000               5/16/95
Operating Partnership
 (1995 cash offering
  of Shares)                    $  491,760               8/25/95
St. Simons, Ltd.
 (solicitation for
  September 1995
  merger)                       $   20,000               9/27/95
                                ----------
   Subtotal for 1995            $  903,760
                                ----------
Bentley Place, L.P.
 (solicitation for
  March 1996 merger)            $   25,000               3/21/96
Operating Partnership
 (1995-1996 cash
 offering of Shares)            $  411,870          3/29/96 and 5/7/96
Crestmark, L.P.
 (solicitation for
  June 1996 merger)             $   50,000               6/26/96
                                ----------
 Subtotal for 1996              $  486,870
                                ----------
 Total                          $1,923,630
                                ==========

OCTOBER 1994 CONSOLIDATION

     On October 13, 1994, effective October 1, 1994, River Oaks, L.P., Rosewood Plantation, L.P., Preston Oaks, L.P., and Highland Park, L.P. were merged into the Operating Partnership. River Oaks, L.P. had constructed River Oaks at a cost of $11,594,000. The River Oaks, L.P. partners were allocated a total of 638,596 Units valued at $8.50 per Unit, or $5,428,068 in the aggregate, in the merger. Rosewood Plantation, L.P. had constructed Rosewood Plantation for $8,448,000. The partners in Rosewood Plantation, L.P. were allocated a total of 396,957 Units valued at $8.50 per Unit, or $3,374,137 in the aggregate, in the merger. Preston Oaks, L.P. had raised a total of $3,924,000 in equity, acquired land for the construction of Preston Oaks as described above in "Land Sales," and obtained development plans. The Preston Oaks, L.P. limited partners were allocated a total of 535,176 Shares valued at $8.50 per Share, or $4,549,000 in the aggregate, in the merger. Highland Park, L.P. had raised a total of $4,080,000 in equity, acquired land for the development of Highland Park as described above in "Land Sales," and obtained development plans. The Highland Park, L.P. limited partners were allocated a total of 508,471 Shares valued at $8.50 per Share, or $4,322,000 in the aggregate, in the merger.

     The mergers received the consent of at least 92% in interest of the limited partners in each of the four partnerships. Mr. Roberts received 50,607 Units in consideration of his general partner interests in River Oaks, L.P. and Rosewood Plantation, L.P. but received no Shares in consideration of his general partner interests in Preston Oaks, L.P. and Highland Park, L.P.
Certain other persons received Shares or Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders." The values in the mergers described above were determined by Mr. Roberts based upon his evaluation of the equity of each limited partnership in light of its debt (if any) and Mr. Roberts' opinion of the value of its assets.

MARCH 1995 MERGER OF ROBERTS PROPERTIES HOLCOMB BRIDGE, L.P. INTO THE OPERATING PARTNERSHIP

     On March 24, 1995, Holcomb Bridge, L.P. was merged into the Operating Partnership in exchange for 609,873 Shares valued at $8.50 per Share ($5,183,921 in the aggregate). Holcomb Bridge, L.P. had raised a total of $4,400,000 in equity, purchased land for the development of Holcomb Bridge, and obtained development plans. The value was determined by Mr. Roberts based upon his evaluation of the equity of Holcomb Bridge, L.P. in light of his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 98% of the limited partners of Holcomb Bridge, L.P. Mr. Roberts received 71,310 Shares for his general partner interest in Holcomb Bridge, L.P., and certain other persons received Shares as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

MAY 1995 MERGER OF ROBERTS PROPERTIES PLANTATION TRACE, L.P. INTO THE OPERATING PARTNERSHIP

     On May 16, 1995, Plantation Trace, L.P. was merged into the Operating Partnership in exchange for 597,741 Units of the Operating Partnership valued at $9.00 per Unit ($5,379,669 in the aggregate). The value used in the merger was determined by Mr. Roberts based upon his evaluation of the equity of Plantation Trace, L.P. in light of its debt and his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 96% of the limited partners of Plantation Trace, L.P. Mr. Roberts received 43,548 Units for his general partner interest in Plantation Trace, L.P., and certain other persons received Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

SEPTEMBER 1995 MERGER OF ROBERTS PROPERTIES-ST. SIMONS, LTD. INTO THE OPERATING PARTNERSHIP

     On September 27, 1995, St. Simons, Ltd. was merged into the Operating Partnership in exchange for 476,931 Units valued at $9.25 per Unit ($4,411,612 in the aggregate). The value used in the merger was determined by Mr. Roberts based upon his evaluation of the equity of St. Simons, Ltd. in light of its debt and his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 98% of the limited partners of St. Simons, Ltd. Mr. Roberts received 23,914 Units for his general partner interest in the general partner of St. Simons, Ltd., and certain other persons received Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

MARCH 1996 MERGER OF ROBERTS PROPERTIES BENTLEY PLACE, L.P. INTO THE OPERATING PARTNERSHIP

     On March 21, 1996, Bentley Place, L.P. was merged into the Operating Partnership in exchange for 744,940 Shares valued at $9.50 per Share ($7,076,930 in the aggregate). The value used in the merger was determined by Mr. Roberts based upon his evaluation of the equity of Bentley Place, L.P. in light of its obligations and his opinion regarding the value of its assets. The Company's Board of Directors approved the valuation proposed by Mr. Roberts, who abstained from voting as a director on the merger. The transaction received the consent of 87% of the limited partners of Bentley Place, L.P. Mr. Roberts received 17,465 Shares for his general partner interest in Bentley Place, L.P., and certain other persons received Shares as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."

JUNE 1996 MERGER OF THE CRESTMARK CLUB, L.P. INTO THE OPERATING PARTNERSHIP

     On June 26, 1996, Crestmark, L.P. was merged into the Operating Partnership in exchange for 746,715 Units valued at $9.75 per Unit or $7,280,471 in the aggregate. The Operating Partnership thereby acquired the 248-unit Crestmark Community and 8.8 acres of adjacent undeveloped property on which the Company intends to build an 86-unit second phase of Crestmark. The
8.8 acre tract of undeveloped land adjacent to Crestmark was encumbered by a second priority secured loan owed to Mr. Roberts in the amount of $1,410,092. Crestmark, L.P. also owed $121,423 to Roberts Construction for change orders from the original construction of Crestmark and $28,077 to another affiliate of Mr. Roberts for reimbursement of certain costs. The Operating Partnership assumed these obligations in the merger and repaid them upon the closing of the merger.

     Mr. Roberts received 44,509 Units for his general partner interest in Crestmark, L.P., for which he paid only a nominal amount, and he received another 15,667 Units for which he paid $144,920 in cash ($9.25 per Unit); such cash was allocated to out-of-state limited partners in the merger. Mr. Roberts also received 2,405 Units in the merger for a limited partnership interest he acquired in a private nonissuer transaction. Certain other persons received Units as described in "Acquisitions of Shares and Units by Other Directors, Officer and Significant Security Holders."


THE COMPANY IS ENCLOSING ALONG WITH THIS PROXY STATEMENT A COPY OF THE COMPANY'S REGISTRATION STATEMENT ON FORM 10-SB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL FURNISH A COPY OF THE EXHIBITS TO SUCH REGISTRATION STATEMENT TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, TO CHARLES R. ELLIOTT, SECRETARY AND CHIEF FINANCIAL OFFICER, 8010 ROSWELL ROAD, SUITE 120, ATLANTA, GEORGIA 30350; PROVIDED THAT
THE COMPANY WILL REQUIRE THE PAYMENT OF $200 FOR THE COMPANY'S EXPENSES IN COPYING THE APPROXIMATELY 1,200 PAGES OF EXHIBITS.

                                                                      APPENDIX A


                         ROBERTS REALTY INVESTORS, INC.
              8010 ROSWELL ROAD, SUITE 120, ATLANTA, GEORGIA 30350
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 3, 1996

    The undersigned hereby appoints Charles R. Elliott and Anthony W. Shurtz, and each of them, proxies, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Roberts Realty Investors, Inc. held of record by the undersigned at the Annual Meeting of Shareholders to be held on Tuesday, September 3, 1996, at 10:00 a.m., E.D.T., at the Preston Oaks Clubhouse, 100 Preston Woods Trail, Dunwoody, Georgia 30338, and at any adjournment thereof, upon the matter described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said persons are directed to vote on the matter described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof:

1.   Proposal to elect the nominees listed to the right:            NOMINEES:  Dennis H. James, Wm. Jarell Jones
/ /  FOR:  nominees listed at right (except as indicated to the     / /  WITHHOLD authority to vote for nominees listed below
     contrary below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below:

- --------------------------------------------------------------------------------

                (Continued and to be signed on the reverse side)

                             (Continued from front)

    Please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the Annual Meeting.

                                                THIS PROXY WILL BE VOTED AS
                                                DIRECTED OR, IF NO DIRECTION IS
                                                INDICATED, WILL BE VOTED "FOR"
                                                THE STATED PROPOSAL.

                                                --------------------------------
                                                SIGNATURE OF SHAREHOLDER

                                                --------------------------------
                                                SIGNATURE IF HELD JOINTLY

                                                DATED:                    , 1996
                                                      --------------------

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.